Exhibit 23.1

Warth & Klein Grant Thornton AG | Postfach 30 10 24 | 40410 Düsseldorf

Warth & Klein Grant Thornton AG Wirtschaftspruefungsgesellschaft
Johannstraße 39
40476 Düsseldorf

Korrespondenz an:
Postfach 30 10 24
40410 Düsseldorf
T +49 211 9524 0
E duesseldorf@wkgt.com
W https://www.wkgt.com/en

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 25, 2019 with respect to the consolidated financial statements of Biofrontera AG included in the Annual Report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement and to the use of our name as it appears under the caption “Experts”.

Warth & Klein Grant Thornton AG

Wirtschaftsprüfungsgesellschaft

February 12, 2020

Vorstand	WP/StB Dipl.-Kfm. Michael Häger (Vorsitzender) WP/StB Prof. Dr. Gernot Hebestreit WP/StB Dr. Frank Hülsberg
WP/StB/RA Heidemarie Wagner WP/StB Prof. Dr. Heike Wieland-Blöse
Aufsichtsrat	WP/StB Dipl.-Kfm. Joachim Riese (Aufsichtsratsvorsitzender) | WP/StB Prof. Dr. Martin Jonas (Stellv. Vorsitzender des Aufsichtsrats)
Sitz der Gesellschaft Düsseldorf | Amtsgericht Düsseldorf HR B 62734 | USt-Ident-Nr. DE 811137269
Niederlassungen	Berlin | Dresden | Frankfurt a.M. | Hamburg | Leipzig | München | Niederrhein | Stuttgart | Wiesbaden
Mitgliedsfirma von Grant Thornton International Ltd
Bankverbindung	Deutsche Bank AG Düsseldorf | IBAN DE45 3007 0010 0549 4380 00 | BIC (SWIFT CODE) DEUTDEDD
Stadtsparkasse Düsseldorf | IBAN DE22 3005 0110 0067 0490 31 | BIC (SWIFT CODE) DUSSDEDD
Bankhaus Lampe Bielefeld | IBAN DE13 4802 0151 0001 5586 17 | BIC (SWIFT CODE) LAMPDEDD wkgt.com